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                                                                Exhibit 23(h)(1)

                                                                  EXECUTION COPY

                        CENTURY CAPITAL MANAGEMENT TRUST
                     TRANSFER AGENCY AND SERVICES AGREEMENT


         AGREEMENT made as of the 27th day of September, 2002, among Century Capital Management Trust, a Massachusetts business trust with its principal office and place of business at One Liberty Square, Boston, Massachusetts 02109 (the "Trust") and Forum Shareholder Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Forum").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue its shares of beneficial interest (the "Shares"), in separate series and classes; and

         WHEREAS, the Trust offers shares in various series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with
Section 12, being herein referred to as a "Fund," and collectively as the "Funds") and the Trust offers shares of various classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Trust in a Fund being herein referred to as a "Class," and collectively as the "Classes");

         WHEREAS, the Trust desires that Forum perform as the transfer agent and dividend disbursing agent for each Fund and Forum is willing to provide these services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and Forum hereby agree as follows:

         SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) The Trust, on behalf of the Funds, hereby appoints Forum to act as, and Forum agrees to act as, (i) transfer agent for the authorized and issued shares of beneficial interest of the Trust representing interests in each of the respective Funds and Classes thereof ("Shares"), (ii) dividend disbursing agent and (iii) agent in connection with any accumulation, open-account or similar plans provided to the registered owners of shares of any of the Funds ("Shareholders") and set out in the currently effective prospectuses and statements of additional information as amended or supplemented (collectively, the "Prospectus") of the applicable Fund, including, without limitation, any periodic investment plan or periodic withdrawal program.

         (b) In connection therewith, the Trust has delivered to Forum copies of: (i) the Trust's Declaration of Trust and Bylaws (collectively, as amended from time to time, "Organic Documents"); (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"); (iii) the Prospectus of each Fund; (iv) each current plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Trust ("Service Plan"); and (v) all procedures adopted by the Trust related to Shares or the Funds' Shareholders and otherwise reasonably requested by Forum, and shall promptly furnish Forum with all amendments of or supplements to the foregoing. The Trust shall deliver to Forum a certified copy of the resolution of the Board of Trustees of the Trust (the "Trustees") appointing Forum and authorizing the execution and delivery of this Agreement.

         SECTION 2.  DUTIES OF FORUM

         (a) Forum agrees that in accordance with procedures established from time to time by agreement between the Trust on behalf of each of the Funds, as applicable, and Forum, Forum will perform the following services:

         (i) provide the services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program) that are customary for open-end management investment companies including, but not limited to: (A) maintaining all Shareholder accounts, (B) preparing Shareholder meeting lists, (C) mailing proxies and related materials to Shareholders, (D) mailing Shareholder reports and Prospectuses to current Shareholders,
         (E) withholding taxes on U.S. resident and non-resident alien accounts,
         (F) preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for Shareholders, (G) preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, (H) preparing and mailing activity statements for Shareholders, and (I) providing Shareholder account information;

         (ii) receive for acceptance orders for the purchase of Shares (by way of direct purchase or reinvestment of income dividend or capital gain distribution) and promptly deliver payment and appropriate documentation therefor to the custodian of the applicable Fund (the "Custodian") or, in the case of Fund's operating in a master-feeder or fund of funds structure, to the transfer agent or interestholder recordkeeper for the master portfolios in which the Fund invests;

         (iii) pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

         (iv) receive for acceptance redemption requests and deliver the appropriate documentation therefor to the Custodian or, in the case of Fund's operating in a master-feeder structure, to the transfer agent or interestholder recordkeeper for the master fund in which the Fund invests;

         (v) as and when it receives monies paid to it by the Custodian with respect to any redemption, pay the redemption proceeds as required by the Prospectus pursuant to which the redeemed Shares were offered and as instructed by the redeeming Shareholders;

         (vi) effect transfers of Shares upon receipt of appropriate instructions from Shareholders;

         (vii) prepare and transmit to Shareholders (or credit the appropriate Shareholder accounts) payments for all dividends and distributions declared by the Trust with respect to Shares;

         (viii) issue share certificates and replacement share certificates for those share certificates alleged to have been lost, stolen, or destroyed upon receipt by Forum of indemnification satisfactory to Forum and protecting Forum and the Trust and, at the option of Forum, issue replacement certificates in place of mutilated share certificates upon presentation thereof without requiring indemnification;

         (ix) receive from Shareholders or debit Shareholder accounts for sales commissions, including contingent deferred, deferred and other sales charges, and service fees (i.e., wire redemption charges) and prepare and transmit payments to underwriters, selected dealers and others for commissions and service fees received;

         (x) track shareholder accounts by financial intermediary source and otherwise as reasonably requested by the Trust and provide periodic reporting to the Trust or its administrator or other agent;

         (xi) maintain records of account for and provide reports and statements to the Trust and Shareholders as to the foregoing;

         (xii) record the issuance of Shares of the Trust and maintain pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934, as amended ("1934 Act") a record of the total number of Shares of the Trust, each Fund and each Class thereof, that are authorized, based upon data provided to it by the Trust, and are issued and outstanding and provide the Trust on a regular basis a report of the total number of Shares that are authorized and the total number of Shares that are issued and outstanding;

         (xiii) provide a system which will enable the Trust to calculate the total number of Shares of each Fund and Class thereof sold in each State;

         (xiv) monitor and make appropriate filings with respect to the escheatment laws of the various states and territories of the United States; and

         (xv) oversee the activities of proxy solicitation firms.

         (b) Forum shall receive and tabulate proxy votes, coordinate the tabulation of proxy and shareholder meeting votes and perform such other additional services as may be specified from time to time by the Trust, all pursuant to mutually acceptable compensation and implementation agreements.

         (c) The Trust or its administrator or other agent (i) shall identify to Forum in writing those transactions and assets to be treated as exempt from reporting for each state and territory of the United States and for each foreign jurisdiction (collectively "States") and (ii) shall monitor the sales activity with respect to Shareholders domiciled or resident in each State. The responsibility of Forum for the Trust's State registration status is solely limited to the reporting of transactions to the Trust, and Forum shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust or its administrator or other agent.

         (d) Forum shall establish and maintain facilities and procedures reasonably acceptable to the Trust for the safekeeping, control, preparation and use of share certificates, check forms, and facsimile signature imprinting devices. Forum shall establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of all records maintained by Forum pursuant to this Agreement.

         (e) Forum shall cooperate with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

         (f) Except with respect to Forum's duties as set forth in this Section 2 and except as otherwise specifically provided herein, the Trust assumes all responsibility for ensuring that the Trust complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Trust. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

         SECTION 3. RECORDKEEPING

         (a) Prior to the commencement of Forum's responsibilities under this Agreement, if applicable, the Trust shall deliver or cause to be delivered over to Forum (i) an accurate list of Shareholders of the Trust, showing each Shareholder's address of record, number of Shares owned and whether such Shares are represented by outstanding share certificates and (ii) all Shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by Forum under this Agreement (collectively referred to as the "Materials"). The Trust shall on behalf of each applicable Fund or Class indemnify and hold Forum harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any error, omission, inaccuracy or other deficiency of the Materials, or out of the failure of the Trust to provide any portion of the Materials or to provide any information in the Trust's possession or control reasonably needed by Forum to perform the services described in this Agreement.

         (b) Forum shall keep records relating to the services to be performed under this Agreement, in the form and manner as it may deem advisable and as required by applicable law. To the extent required by Section 31 of the 1940 Act, and the rules thereunder, Forum agrees that all such records prepared or maintained by Forum relating to the services to be performed by Forum under this Agreement are the property of the Trust and will be preserved, maintained and made available in accordance with Section 31 of the 1940 Act and the rules thereunder, and will be surrendered promptly to the Trust on and in accordance with the Trust's request. The Trust and the Trust's authorized representatives shall have access to Forum's records relating to the services to be performed under this Agreement at all times during Forum's normal business hours. Upon the reasonable request of the Trust, copies of any such records shall be provided promptly by Forum to the Trust or the Trust's authorized representatives.

         (c) Forum and the Trust agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

         (d) In case of any requests or demands for the inspection of the Shareholder records of the Trust, Forum will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. Forum shall abide by the Trust's instructions for granting or denying the inspection; provided, however, that Forum may grant the inspection without instructions if Forum is advised by counsel to Forum that failure to do so will result in liability to Forum.

         SECTION 4.  ISSUANCE AND TRANSFER OF SHARES

         (a) Forum shall make original issues of Shares of each Fund and Class thereof in accordance with the Trust's then current Prospectus for each Fund only upon receipt of (i) instructions requesting the issuance, (ii) a copy of a resolution of the Trustees authorizing the issuance, which copy may pre-date the date of this Agreement but must be certified as genuine by the Secretary of the Trust, (iii) necessary funds for the payment of any original issue tax applicable to such Shares, and (iv) an opinion of the Trust's counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Trust of an appropriate notice with the SEC, as required by Section 24 of the 1940 Act or the rules thereunder. If the opinion described in (iv) above is contingent upon a filing under Section 24 of the 1940 Act, the Trust shall indemnify Forum for any liability arising from the failure of the Trust to comply with that section or the rules thereunder.

         (b) Transfers of Shares of each Fund and Class thereof shall be registered on the Shareholder records maintained by Forum. In registering transfers of Shares, Forum may rely upon the Uniform Commercial Code as in effect in the State of Delaware or any other statutes that, in the opinion of Forum's counsel, protect Forum and the Trust from liability arising from (i) not requiring complete documentation, (ii) registering a transfer without an adverse claim inquiry, (iii) delaying registration for purposes of such inquiry or (iv) refusing registration whenever an adverse claim requires such refusal. As transfer agent, Forum will be responsible for delivery to the transferor and transferee of such documentation as is required by the Uniform Commercial Code.

         SECTION 5.  SHARE CERTIFICATES

         (a) The Trust shall furnish to Forum a supply of blank share certificates of each Fund and Class thereof and, from time to time, will renew such supply upon Forum's request. Blank share certificates shall be signed manually or by facsimile signatures of officers of the Trust authorized to sign by the Organic Documents of the Trust and, if required by the Organic Documents, shall bear the Trust's seal or a facsimile thereof. Unless otherwise directed by the Trust, Forum may issue or register Share certificates reflecting the manual or facsimile signature of an officer who has died, resigned or been removed by the Trust.

         (b) New Share certificates shall be issued by Forum upon surrender of outstanding Share certificates in the form deemed by Forum to be properly endorsed for transfer and satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes. Forum shall forward Share certificates in "non-negotiable" form by first-class or registered mail, or by whatever means Forum deems equally reliable and expeditious. Forum shall not mail Share certificates in "negotiable" form unless requested in writing by the Trust and fully indemnified by the Trust to Forum's satisfaction.

         (c) In the event that the Trust informs Forum that any Fund or Class thereof does not issue share certificates, Forum shall not issue any such share certificates and the provisions of this Agreement relating to share certificates shall not be applicable with respect to those Funds or Classes thereof.

         SECTION 6.  SHARE PURCHASES; ELIGIBILITY TO RECEIVE DISTRIBUTIONS

         (a) Shares shall be issued in accordance with the terms of a Fund's or Class' Prospectus after Forum or its agent receives either:

         (i) (A) an instruction directing investment in a Fund or Class, (B) a check (other than a third party check) or a wire or other electronic payment in the amount designated in the instruction and (C), in the case of an initial purchase, a completed account application; or

         (ii) the information required for purchases pursuant to a selected dealer agreement, processing organization agreement, or a similar contract with a financial intermediary.

         (b) Shares issued in a Fund after receipt of a completed purchase order shall be eligible to receive distributions of the Fund at the time specified in the Prospectus pursuant to which the Shares are offered.

         (c) Shareholder payments shall be considered Federal Funds no later than on the day indicated below unless other times are noted in the Prospectus of the applicable Class or Fund:

         (i) for a wire received, at the time of the receipt of the wire;

         (ii) for a check drawn on a member bank of the Federal Reserve System, on the next Fund business day following receipt of the check; and

         (iii) for a check drawn on an institution that is not a member of the Federal Reserve System, at such time as Forum is credited with Federal Funds with respect to that check.

         SECTION 7.  COMPENSATION AND EXPENSES

         (a) For the services provided by Forum pursuant to this Agreement, the Trust, on behalf of each applicable Fund, agrees to pay Forum the fees set forth in Clauses (i) and (ii) of Appendix B hereto. Fees will begin to accrue for each Fund on the date on which Forum begins providing the services contemplated under this Agreement, which date shall be on or after November 11, 2002 unless Forum receives a request in writing from the Trust to begin providing such services on a date earlier than November 11, 2002. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Trust shall pay to Forum such compensation as shall be payable prior to the effective date of termination. The Trust acknowledges that Forum may from time to time earn money (the "Interest Income") on amounts in the deposit accounts maintained by Forum to service the Funds (and other clients serviced by Forum), provided that the Interest Income shall be used to offset the following fees for the Funds to the extent such Interest Income is attributable to money from the Trust or the Funds: (i) incoming wire fees, (ii) outgoing wire fees, (iii) check clearing fees, and (iv) ACH fees.

         (b) In connection with the services provided by Forum pursuant to this Agreement, the Trust, on behalf of each applicable Fund, agrees to reimburse Forum for the expenses set forth in Appendix B hereto. In addition, the Trust, on behalf of the applicable Fund, shall reimburse Forum for all reasonable incurred expenses and employee time (at 100% of salary) attributable to any review of the Trust's accounts and records by the Trust's independent accountants or any regulatory body outside of routine and normal periodic reviews. Should the Trust exercise its right to terminate this Agreement, the Trust, on behalf of the applicable Fund, shall reimburse Forum for all reasonable incurred out-of-pocket expenses and employee time (at 100% of salary) associated with the copying and movement of records and material to any successor person and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities.

         (c) All fees and reimbursements shall be payable monthly in advance on the first day of each calendar month for services to be performed during the following calendar month. The Trust, on behalf of the applicable Fund, agrees to pay all fees and reimbursable expenses within thirty (30) business days following receipt of the respective billing notice.

         SECTION 8.  REPRESENTATIONS AND WARRANTIES

         (a) Forum represents and warrants to the Trust that:

         (i) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

         (ii) It is duly qualified to carry on its business in the State of Maine;

         (iii) It is empowered under applicable laws and by its Operating Agreement to enter into this Agreement and perform its duties under this Agreement;

         (iv) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

         (v) It has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement;

         (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Forum, enforceable against Forum in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

         (vii) It is registered as a transfer agent under Section 17A of the 1934 Act.

         Forum agrees that clauses (i) through (vii) of this paragraph (a) shall remain true throughout the term of this Agreement; provided, however, that Forum may re-incorporate into a different state, change its organizational form, or change its principal place of business within the United States upon notice to the Trust.

         (b) The Trust represents and warrants to Forum that:

         (i) It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts;

         (ii) It is empowered under applicable laws and by its Organic Documents to enter into this Agreement and perform its duties under this Agreement;

         (iii) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

         (iv) It is an open-end management investment company registered under the 1940 Act;

         (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

         (vi) A Registration Statement is currently effective and will remain effective, and appropriate State securities law filings have been made and will continue to be made, with respect to all Shares of the Funds and Classes of the Trust being offered for sale.

         The Trust agrees that clauses (i) through (vi) of this paragraph (b) shall remain true throughout the term of this Agreement; provided, however, that the Trust may re-incorporate into a different state, change its organizational form, or change its principal place of business within the United States upon notice to Forum.

         SECTION 9.  PROPRIETARY INFORMATION

         (a) The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by Forum on databases under the control and ownership of Forum or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to Forum or the third party. The Trust agrees to treat all Proprietary Information as proprietary to Forum and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided under this Agreement.

         (b) Forum acknowledges that the Shareholder list and all information related to Shareholders furnished to Forum by the Trust or by a Shareholder in connection with this Agreement (collectively, "Customer Data") constitute proprietary information of substantial value to the Trust. In no event shall Proprietary Information be deemed Customer Data. Forum agrees to treat all Customer Data as proprietary to the Trust and further agrees that it shall not divulge any Customer Data to any person or organization except as may be provided under this Agreement or as may be directed by the Trust. Forum agrees to comply with SEC Regulation S-P with respect to all Customer Data that Forum may receive from time to time.

         SECTION 10.  INDEMNIFICATION

         (a) Forum shall not be liable to the Trust or any of the Shareholders for any action or inaction of Forum relating to any event whatsoever in the absence of bad faith, willful misfeasance, material violation of law or, subject to the proviso below, negligence in the performance of Forum's duties or obligations under this Agreement or Forum's reckless disregard of its duties and obligations under this Agreement; provided, however, that the negligence standard referred to above shall be gross negligence with respect to the following (collectively, "Exception Services"): any transactions required to be processed by Forum pursuant to this Agreement that (i) require Forum to use methods and procedures other than those usually employed by Forum to perform services under this Agreement or (ii) require more manual intervention by Forum, either in the entry of data or in the modification or amendment of reports generated by Forum's then-current software systems than is usually required by funds similar to the Funds.

         (b) The Trust shall on behalf of each applicable Fund or Class thereof indemnify and hold Forum, its employees, directors, officers and managers and any person who controls Forum within the meaning of section 15 of the Securities Act or section 20 of the 1934 Act ("Forum Indemnitees") harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to:

         (i) all actions of Forum or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions (or omissions to act) are taken in good faith and without willful misfeasance, negligence (or gross negligence with respect to Exception Services), material violation of law or reckless disregard by Forum of its duties and obligations under this Agreement;

         (ii) the Trust's negligence, material violation of law or willful misconduct;

         (iii) the reliance on or use by Forum or its agents or subcontractors of information, records, documents or services which have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust, including but not limited to any previous transfer agent or registrar;

         (iv) the reasonable reliance on, or the carrying out by Forum or its agents or subcontractors of, any instructions or requests of the Trust on behalf of the applicable Fund; and

         (v) the offer or sale of Shares in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any State that such Shares be registered in such State or in violation of any stop order or other determination or ruling by any federal agency or any State with respect to the offer or sale of such Shares in such State.

         (c) Forum shall indemnify and hold the Trust and each Fund or Class thereof harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by Forum as a result of Forum's bad faith, willful misfeasance, negligence (or gross negligence with respect to Exception Services), material violation of law or reckless disregard of its duties and obligations under this Agreement.

         (d) At any time Forum may apply to any officer of the Trust for instructions, and may consult with legal counsel to the Trust with respect to any matter arising in connection with the services to be performed by Forum under this Agreement, and, notwithstanding anything herein to the contrary, Forum and any Forum Indemnitee shall not be liable and shall be indemnified by the Trust on behalf of the applicable Fund for any action taken or omitted by it in reasonable reliance upon such instructions or upon the advice of such counsel. Forum, its agents and subcontractors shall be protected and indemnified in acting upon (i) any paper or document furnished by or on behalf of the Trust, reasonably believed by Forum to be genuine and to have been signed by the proper person or persons, (ii) any instruction, information, data, records or documents provided to Forum or its agents or subcontractors by (A) electronic message, machine readable input, telex, CRT data entry or (B) other similar means authorized by the Trust, and (iii) any authorization, instruction, approval, item or set of data, or information of any kind transmitted to Forum in person or by telephone, vocal telegram, electronic message or other electronic means, reasonably believed by Forum to be genuine and to have been given by the proper person or persons. Forum shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust. Forum, its agents and subcontractors shall also be protected and indemnified in recognizing share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any former transfer agent or former registrar or of a co-transfer agent or co-registrar of the Trust.

         (e) If the Trust has the ability to originate electronic instructions to Forum in order to (i) effect the transfer or movement of cash or Shares or
(ii) transmit Shareholder information or other information, then in such event Forum shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with reasonable security procedures established by Forum from time to time.

         (f) The Trust has authorized or in the future may authorize Forum to act as a "Mutual Fund Services Member" for the Trust or various Funds. Fund/SERV and Networking are services sponsored by the National Securities Clearing Corporation ("NSCC") and as used herein have the meanings as set forth in the then current edition of NSCC Rules and Procedures published by NSCC or such other similar publication as may exist from time to time. The Trust shall indemnify and hold Forum harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising directly or indirectly out of or attributed to any action or failure or omission to act by NSCC.

         (g) In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification (the "Indemnitee") shall promptly notify the party who may be required to indemnify (the "Indemnifier") of such assertion, and the Indemnitee shall keep the Indemnifier advised with respect to all developments concerning such claim. The Indemnifier shall have the option to participate with the Indemnitee in the defense of such claim or to defend against said claim in Indemnifier's own name or in the name of the Indemnitee. If the Indemnifier elects to defend against said claim in its own name or in the name of the Indemnitee, the Indemnitee shall bear the fees and expenses of any additional counsel that the Indemnitee retains to defend said claim. The Indemnitee shall in no case confess any claim or make any compromise in any case in which the Indemnifier may be required to indemnify it without the Indemnifier's prior written consent.

         SECTION 11.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to each Fund on November 11, 2002. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.

         (b) This Agreement shall continue in effect with respect to each Fund unless earlier terminated in accordance with this Section or until the Fund ceases operations.

         (c) Notwithstanding Section 11(b), this Agreement may be terminated with respect to a Fund, without the payment of any penalty (i) by either the Trust or Forum (A) ten (10) business days after written notice to the other party of a material breach of this Agreement if the breach has not been cured by the breaching party within that period or (B) immediately in the event of an incurable material breach of this Agreement. Any termination shall be effective as of the date specified in the notice.

         (d) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty by either the Trust or Forum on sixty
(60) days' written notice to the other party. Any termination shall be effective as of the date specified in the notice.

         (e) Upon notice of termination of this Agreement by either party, Forum shall promptly transfer to the successor transfer agent the original or copies of all books and records maintained by Forum under this Agreement including, in the case of records maintained on computer systems, copies of such records in machine-readable form, and shall cooperate with, and provide reasonable assistance to, the successor transfer agent in the establishment of the books and records necessary to carry out the successor transfer agent's responsibilities.

         (f) Upon termination of this Agreement, the Trust, on behalf of each applicable Fund, shall remain liable to Forum in accordance with Section 7 of this Agreement for the payment of all fees and expenses incurred only up to the date of termination of this Agreement.

         (g) The obligations of Sections 3, 9, 10, 15, and 17 shall survive any termination of this Agreement.

         SECTION 12.  ADDITIONAL FUNDS AND CLASSES

         In the event that the Trust establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement. Forum or the Trust may elect not to make any such series or classes subject to this Agreement.

         SECTION 13.  ASSIGNMENT

         Except as otherwise provided in this Agreement, neither this Agreement nor any rights or obligations under this Agreement may be assigned by either party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. Forum may, without further consent on the part of the Trust, (i) assign this agreement to any qualified affiliate of Forum or (ii) subcontract for the performance hereof with any qualified entity, including an affiliate of Forum; provided however, that Forum shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as Forum is for its own acts and omissions.

         SECTION 14.  FORCE MAJEURE

         Neither Forum nor the Trust shall be responsible to the other or liable for any failure or delay in performance of their respective obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond their reasonable control, including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails or any transportation medium, communication system or power supply; provided, however, that Forum shall have in place and maintain back-up and recovery systems in accordance with good industry practice for mechanical breakdowns (including but not limited to software or computer failure) or failure of any communication system or power supply.

         SECTION 15.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees and the Shareholders shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the Trustees or the Shareholders.

         SECTION 16.  TAXES

         Forum shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Trust or any Shareholder or any purchase of Shares, excluding taxes assessed against Forum for compensation received by it under this Agreement.

         SECTION 17. MISCELLANEOUS

         (a) Notwithstanding any other provisions hereof to the contrary, neither party to this Agreement shall be liable to the other party for consequential damages, including without limitation lost profits, under any provision of this Agreement, even if advised of the possibility of the same.

         (b) Except for Appendix A to add new Funds and Classes in accordance with Section 12, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

         (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

         (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both Forum and Trust and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

         (g) Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (h) Notices, requests, instructions and communications received by the parties at their respective principal addresses, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (i) Nothing contained in this Agreement is intended to or shall require Forum, in any capacity hereunder, to perform any functions or duties on any day other than a Fund business day; provided, however, that Forum shall, upon reasonable advance notice from the Trust, use commercially reasonable efforts to perform any functions or duties required under this Agreement that the Trust may request to be performed on a day that is not a Fund business day. Functions or duties normally scheduled to be performed on any day which is not a Fund business day shall be performed on, and as of, the next Fund business day, unless otherwise required by law or unless performed upon request of the Trust in accordance with the preceding sentence.

         (j) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

         (k) No affiliated person (as that term is defined in the 1940 Act), employee, agent, director, officer or manager of Forum shall be liable at law or in equity for Forum's obligations under this Agreement.

         (l) The terms "affiliated person," "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings ascribed thereto in the 1940 Act.


         [Remainder of this page left intentionally blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Transfer Agency and Services Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.


                             CENTURY CAPITAL MANAGEMENT TRUST


                             By: /s/ Steve Alfano
                                -----------------------------------------
                                     Steve Alfano
                                     Secretary


                             FORUM SHAREHOLDER SERVICES, LLC


                             By: /s/ Lisa J. Weymouth
                                -----------------------------------------
                                     Lisa J. Weymouth
                                     Director

                        CENTURY CAPITAL MANAGEMENT TRUST
                     TRANSFER AGENCY AND SERVICES AGREEMENT

                                   APPENDIX A


-------------------------------------------------------------------------------
FUNDS OF THE TRUST                      CLASSES OF THE FUNDS
-------------------------------------------------------------------------------
Century Shares Trust                    Single class of shares
-------------------------------------------------------------------------------
Century Small Cap Select Fund           Institutional Class
                                        Investor Class
-------------------------------------------------------------------------------

                        CENTURY CAPITAL MANAGEMENT TRUST
                     TRANSFER AGENCY AND SERVICES AGREEMENT

                                   APPENDIX B
                                FEES AND EXPENSES


(I)      FEES:

         a.       Shareholder account fees:
                  o $12.00 per year per shareholder account.
                  o $1.80 per year per closed shareholder account.
                  o Subject to a minimum fee of $18,000 per year per CUSIP
                    (share class).
                  o $10.00 annual IRA fee to IRA accounts (charged to
                    shareholder). For the 2002 calendar year Century Capital Management, Inc. shall pay to the Trust's predecessor IRA custodian, State Street Bank & Trust Company ("State Street"), an amount equal to the pro rated fee payable to State Street for its services as custodian of the Trust's IRA accounts prior to November 11, 2002 (the "State Street Fee"). In 2003, Forum shall charge and collect the $10.00 annual IRA fee for the 2002 calendar year, but shall use a portion of the proceeds from the collection of this fee to reimburse Century Capital Management, Inc. in full for the State Street Fee. Beginning in 2004 and for each subsequent year thereafter that this Agreement remains in effect, Forum shall charge, collect and retain all of the $10.00 annual IRA fee owed to it for its services as IRA account custodian in the preceding calendar year.

         b.       Transaction fees:
                  o None for 0-1500 manual transactions/month.
                  o $2.00 per manual transaction processed above 1500 per month.

         c.       Telephone servicing fees:
                  o None for 0-1500 telephone calls/month.
                  o $2.50 per telephone call answered above 1500 per month.

         d.       Internet service fees:
                  o $6,000 per year per fund (up to three classes per fund).

         e.       Annual fee increase:
                  o The above fees shall remain in effect until October 31,
                    2003.
                  o On November 1, 2003 and on the date of each twelve month anniversary thereafter, all of the fees (except the annual IRA fee) shall increase by a percentage equal to the change in the National Employment Cost Index for Service Producing Industries (Finance, Insurance, Real Estate) for the preceding twelve months, as published by the Bureau of Labor Statistics of the United States Department of Labor.

(II)     OUT-OF-POCKET AND RELATED EXPENSES

         The Trust, on behalf of the applicable Fund, shall reimburse Forum for all out-of-pocket and ancillary expenses in providing the services described in this Agreement, including but not limited to the cost of (or appropriate share of the cost of): (i) stock for statements, confirmations, applications, forms, certificates, checks, drafts, envelope and stationery, (ii) printing and clearing of checks and drafts, (iii) literature fulfillment, statement, confirmation, tax form and letter preparation, insertion, mailing and delivery, (iv) communications services, including (if utilized) allocated voice response system costs, (v) NSCC Mutual Fund Service Member fees and expenses, (vi) fees and expenses of outside proxy solicitors and tabulators, (vii) record storage, imaging, microfilm and microfiche,
         (viii) reproduction, (ix) postage, (x) escheatment, and (xi) travel requested by the Trust.

         In addition, any other expenses incurred by Forum with respect to compliance by the Trust with any new laws or regulations that come into effect after the date of the Agreement, or incurred by Forum at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Fund.

                                FORUM TRUST, LLC
                               Two Portland Square
                              Portland, Maine 04101

                               September 27, 2002

Century Capital Management Trust
One Liberty Square
Boston, Massachusetts 02109
Attn:  Steve Alfano

Forum Shareholders Services, LLC
Two Portland Square
Portland, Maine 04101
Attn:  Lisa J. Weymouth

RE: IRA Custody Services

As you know, Forum Shareholder Services, LLC ("Forum"), a wholly-owned subsidiary of Forum Trust, LLC ("Forum Trust"), a Maine nondepository trust company, and Century Capital Management Trust (the "Trust"), have entered into a Transfer Agency and Services Agreement (the "Agreement"), which is effective as of November 11, 2002 (the "Effective Date"). In connection with the Agreement, the Trust, Forum Trust, and Forum (for purposes of paragraph 3 hereof only) hereby agree as follows:

1. Effective as of 8:00 a.m. eastern standard time on the Effective Date, Forum Trust agrees to act as custodian for any Roth and regular individual retirement accounts, and any other form of retirement accounts that the Trust may have or offer in the future (collectively, "IRA Accounts") (i) established by any of the Shareholders (as defined in Section 1(a) of the Agreement) as of or after the Effective Date and (ii) held by any of the Shareholders prior to the Effective Date (the "Existing IRA Accounts") for which State Street Bank and Trust Company (the "Current Custodian") currently acts as custodian. Prior to the Effective Date, Forum Trust agrees to cooperate with the Trust and the Current Custodian to effect a smooth and cooperative transition of the custodial responsibilities for the Existing IRA Accounts.

2. The terms of the custody relationship between Forum Trust and the Shareholders holding IRA Accounts will be governed by an agreement between Forum Trust and such Shareholders, substantially in the form attached hereto as Exhibit A, and any subsequent addendum or amendment to such agreement (collectively, the "Custody Agreement"). The Custody Agreement and Forum Trust's performance thereof shall comply with all applicable laws and regulations. Forum Trust's specific custodial obligations, and the remedies available to any person for any breach thereof, shall be governed by the Custody Agreement.

3. For the provision of custodial services as set forth herein, Forum Trust shall receive payment from Forum solely out of the annual IRA fee charged by Forum as set forth in paragraph (i)(a) of Appendix B to the Agreement (the "IRA Fee"), and neither the Trust nor the Shareholders holding IRA Accounts shall be charged any other fees in connection with such custodial services.

4. Forum Trust shall comply with SEC Regulation S-P with respect to all information and data concerning the Shareholders and any other clients of the Trust that it may receive from time to time from the Trust in connection with its obligations hereunder and Forum Trust shall not disclose or use any such information or data except as necessary to perform its obligations hereunder.

5. The Board of Trustees of the Trust (the "Trustees") and the Shareholders shall not be liable for any obligations of the Trust or of the Funds (as defined in the Agreement) hereunder, and Forum Trust agrees that, in asserting any rights or claims hereunder, it shall look only to the assets and property of the Trust or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the Trustees or the Shareholders.

Very truly yours,

FORUM TRUST, LLC


By:   /s/ John Y. Keffer
      --------------------------------------------------------
          John Y. Keffer
          President


ACKNOWLEDGED AND AGREED TO
AS OF THIS 1st DAY OF OCTOBER, 2002:

CENTURY CAPITAL MANAGEMENT TRUST


By:   /s/ Steve Alfano
      --------------------------------------------------------
          Steve Alfano
          Secretary


FORUM SHAREHOLDER SERVICES, LLC (solely for purposes of paragraph 3 hereof)


By:   /s/  Lisa J. Weymouth
      --------------------------------------------------------
           Lisa J. Weymouth
           Director

EXHIBIT A

[IRS FORM 5305-RA and IRS FORM 5305-A omitted]